EXHIBIT 99.1

PART I

ITEM 1.                    BUSINESS

Overview

We were founded in Atlanta, Georgia, in 1899, incorporated in Georgia in 1913, and have been known as Equifax Inc. since 1975. We have been publicly owned since 1965, listed on the New York Stock Exchange since 1971 and are a member of the S&P 500 and certain other indices.

We collect, organize and manage numerous types of credit, financial, public record, demographic and marketing information regarding individuals and businesses. This information originates from a variety of sources including financial or credit granting institutions, which provide loan and accounts receivable information; governmental entities, which provide public records of bankruptcies, liens and judgments; and consumers who participate in surveys and submit warranty registration cards from which we gather demographic and marketing information.  The original data is compiled and processed utilizing our proprietary software and systems and distributed to customers in a variety of user-friendly and value-add formats.

Our products and services include consumer credit information, information database management, marketing information, business credit information, decisioning and analytical tools, and identity verification services which enable businesses to make informed decisions about extending credit or service, mitigate fraud, manage portfolio risk, and develop marketing strategies for consumers and businesses. We also enable consumers to manage and protect their financial affairs through a portfolio of products that we sell directly to consumers via the Internet and in various hard-copy formats.

We currently operate in 14 countries: Argentina, Brazil, Canada, Chile, Costa Rica, El Salvador, Honduras, Peru, Portugal, the Republic of Ireland, Spain, the United Kingdom (“U.K.”), Uruguay, and the United States (“U.S.”).  Of the countries we operate in, 72% of our revenue was generated in the U.S. during the twelve months ended December 31, 2006. We serve customers across a wide range of industries, including the financial services, retail, telecommunications, utilities, automotive, brokerage, healthcare and insurance industries, as well as state and federal governments. We also serve consumers directly. Our revenue stream is highly diversified with our largest customer providing slightly more than 2% of total revenues.

Segment Reporting

Effective with our organizational realignment on January 1, 2007, we manage our business and report our financial results through the following four reportable segments, which are the same as our operating segments:

•               U.S. Consumer Information Solutions

•               North America Personal Solutions

•               North America Commercial Solutions

•               International

These reportable segments are discussed further below.

Overview

Our strategic objective is to provide value-add products and services that leverage our information and enabling technology assets to allow customers to determine the type of business relationship to have with a particular consumer or business. These products and services include:

•     Enabling businesses to make informed decisions utilizing credit information;

•     Assisting customers in reducing the impact of fraudulent activities;

•     Assisting companies in the management of their credit portfolios;

•     Enabling customers to manage their debt recovery activities;

•     Enabling customers to market specific products and services to consumers and businesses;

•     Enabling customers to develop marketing strategies for cross-selling other products and services to their entire customer base;

•     Enabling consumers to manage information on their personal credit and financial histories; and

•     Enabling customers to comply with federal and state legislation in their customer management and identification verification processes.

To meet these strategic objectives, we have developed numerous analytical tools for customers to use in their consumer and commercial decisioning activities. These activities cover the complete customer life cycle from consumer acquisition, to relationship management (e.g., up-selling, cross-selling), to risk management.

Our predictive sciences solutions include (1) the statistical analysis of data, (2) creation of models, (3) integration of models into decisioning platforms (e.g., enabling technologies) and (4) consulting with our customers in the formulation and execution of strategies to maximize revenue opportunities throughout our U.S. Consumer Information Solutions segment. We also sell our services to institutions that may not be customers for our information services, but will utilize our enabling technology solutions to make better business decisions.

Our enabling technologies include products such as ePort, APPLY™, Decision Power, Accel CM, Accel DM, LoanCenter and InterConnect®. These platforms are developed in an Application Service Provider (“ASP”) format to allow for ease of integration with customers’ internal systems and to leverage our extensive technological systems and communication networks.

U.S. Consumer Information Solutions

U.S. Consumer Information Solutions (“USCIS”) is our largest reportable segment. During the twelve months ended December 31, 2006, USCIS generated 63% of our revenue and 73% of our operating profit before general corporate expense. This segment includes results of our Online Consumer Information Solutions, Mortgage Reporting Solutions, Credit Marketing Services and Direct Marketing Services product and service lines. These products and services generate revenue in the U.S., with support operations in Costa Rica.

Online Consumer Information Solutions

Our Online Consumer Information Solutions (“OCIS”) products and services are derived from the credit information that we maintain about individual consumers and are the primary products and services in our USCIS segment. We offer a full range of OCIS products in the U.S., including credit reporting, credit scoring, risk management, fraud detection and modeling services, together with certain of our decisioning products that facilitate pre-approved offers of credit and automate a variety of credit decisions. Our customers utilize the information we provide to make decisions for a wide range of credit and business purposes, such as whether, and on what terms, to approve auto loans or credit card applications, and for identity verification and similar business uses. Risk management, as well as fraud detection and prevention services, enable banks and financial institutions to monitor default rates and proactively manage their existing credit card or other consumer loan accounts.

OCIS customers access products and services through a full range of electronic distribution mechanisms, including direct real-time access, which facilitates instant decisions for the immediate granting of credit. Customers of our OCIS products include banks, mortgage lenders, financial institutions, telecommunications and utility companies, retailers, automotive manufacturers and dealers, brokerage firms, insurance companies, healthcare providers and governments.

Mortgage Reporting Solutions

Our Mortgage Reporting Solutions products, available only in the U.S., consist of specialized credit reports that combine the reports of the three major consumer credit reporting agencies (Equifax, Experian and TransUnion) into one credit report. Mortgage lenders use these reports in making their mortgage underwriting decisions.  We have also entered into ventures with third parties to bundle certain mortgage settlement services, such as appraisal, title and closing services, with our products offerings.

Credit Marketing Services

We offer a full range of credit marketing products in the U.S., which provide customers with the tools they need to maximize and manage their customer marketing efforts, effectively utilize a variety of marketing methods, efficiently identify and acquire new customers, and realize additional revenue from existing customers. Our Credit Marketing Services products enable customers to:

•               Identify, target and reach the best prospects and customers;

•               Utilize our accurate and powerful consumer databases to manage their customer portfolios;

•               Segment customers according to particular criteria;

•     Easily access online customer mailing lists;

•     Use “what-if” scenarios to create customized mailing lists online; and

•               Reduce costs associated with unwanted or unnecessary mailings.

Our Credit Marketing Services products and services utilize our consumer credit information databases through batch processing to help our customers acquire new customers for credit relationships and monitor current relationships, using a variety of products and services including prescreen and account review services. Customers include banks, mortgage lenders, financial institutions, telecommunications companies, and automotive manufacturers and dealers.

Direct Marketing Services

Our Direct Marketing Services products enable customers to perform many of the same activities as described above for Credit Marketing Services, in addition to products that enable customers to select from specialty, self-reported or permission-based direct mailing lists, and improve their direct mail response rate. Specifically, we provide Direct Marketing Services products, such as compiled, self-reported and permission-based consumer marketing databases and services, and integrated precision marketing tools that enable marketers to identify, target and build consumer relationships through postal and email marketing. Our targeted high-quality demographic and lifestyle information lists and list performance services, which include data enhancement, data quality, modeling and analytical consulting, facilitate improved direct mail response and increased customer loyalty. Our products enable customers to target specifically defined market segments and individuals, and to design more effective and economically-efficient marketing campaigns. Customers include financial institutions, insurers, catalogers, publishers, technology companies, manufacturers and telecommunications companies.

North America Personal Solutions

During the twelve months ended December 31, 2006, North America Personal Solutions generated 8% of our revenue and 3% of our operating profit before general corporate expense. This segment includes operations in the U.S. and Canada.

Our products give consumers information to make financial decisions and the ability to monitor their credit information. We offer three monitoring products for consumers who are concerned about identity theft and data breaches: Credit Watch™ Gold 3-in-1 Monitoring, which provides protection by monitoring and communicating changes on credit reports at any of the three consumer credit reporting agencies, and Credit Watch™ Gold and Credit Watch™ Silver, which allow consumers to monitor their Equifax credit report. We also provide consumers with credit reports and score products, including the Equifax Credit Report™, which provides consumers with access to their credit profile, and the Equifax 3-in-1

Credit Report™, which combines reports from the three nationwide credit reporting agencies into one convenient, easy-to-use product. In addition, we offer two products that provide the FICO® score, the score used by most lenders when making loan decisions: Score Power®, a single purchase score product, and Score Watch™, a subscription product that monitors a consumer’s FICO score and shows correlating interest rates likely to be offered within credit score ranges. We offer all of our products in both online and offline (print) versions, depending upon the preference of the consumer. Our products are also available to consumers through relationships with business partners by providing them the ability to distribute our products to their customers.

North America Commercial Solutions

During the twelve months ended December 31, 2006, North America Commercial Solutions generated 3% of our revenue and 2% of our operating profit before general corporate expense. This segment includes operations in the U.S. and Canada.

Our North America Commercial Solutions products and services are derived from our databases of credit and financial information about businesses in the U.S. and Canada. The sale of business information, credit scores and decisioning tools are the primary sources of revenue, and are purchased by a wide variety of customers. We have approximately 23 million U.S. business records that have been developed primarily as part of the Small Business Financial Exchange, a unique single source of small business credit information in the U.S. Our small business credit database includes loan, credit card, public records and leasing history data, as well as trade accounts receivable performance. We also have approximately 2.3 million company records about businesses in Canada.

This segment also includes our October 2006 acquisition of Austin Consolidated Holdings, Inc., known as Austin-Tetra. The capabilities of Austin Tetra provide us with another database, which consists of information about approximately 30 million businesses around the world, as well as proprietary technology. This technology links data records to build corporate family structures for enterprise visibility of customers and suppliers.

Our customers are primarily financial institutions and telecommunications companies; however, we also serve other FORTUNE 1000 companies and small business users. These customers utilize our information to make financial, marketing and purchasing decisions.

International

During the twelve months ended December 31, 2006, International generated 26% of our revenue and 22% of our operating profit before general corporate expense. This segment includes results of Canada Consumer, Europe and Latin America, which generate revenue in Argentina, Brazil, Canada, Chile, El Salvador, Honduras, Peru, Portugal, Spain, the U.K. and Uruguay, with support operations in the Republic of Ireland.

Canada Consumer

Similar to our U.S. operation, Canada consumer information products and services are derived from the credit information that we maintain about individual consumers. We offer many products and services in Canada, including credit reporting, credit scoring, risk management, fraud detection and modeling services, together with certain of our decisioning products that facilitate pre-approved offers of credit and automate a variety of credit decisions. Customers of our Canada consumer information products and services access them through a full range of electronic distribution mechanisms, including direct real-time access, which facilitates instant decisions for the immediate granting of credit. Customers include banks, mortgage lenders, financial institutions, telecommunications and utility companies, retailers, automotive manufacturers and dealers, brokerage firms, insurance companies and governments.

Europe

Our European operation provides information solution products, marketing products and services, and personal solutions products. These products and services generate revenue in the U.K., Portugal and Spain, with support operations in the Republic of Ireland. Within our European operations, the U.K. accounted for 88% of Europe’s revenue during the twelve months ended December 31, 2006.

Our European information solutions product line, which includes both consumer and commercial products, is sold in the U.K., Portugal and Spain. These products are generated from credit records that we maintain. The consumer products we provide include credit reporting, credit scoring, risk management, fraud detection and modeling services. Our commercial products, such as business credit reporting and commercial risk management services, are only available in the U.K.

In the U.K., we also provide both credit and direct marketing products and services, similar to our U.S. operations.  Our core offerings include prospect list generation for businesses and consumers, along with analytics, related to marketing activities. We have a limited offering of marketing products in Spain as well. We also offer our personal solutions products in the U.K. under the branding of myEquifax™, an online service for consumers.

Europe customers include financial institutions, mortgage lenders, governments, utilities and telecommunications companies. They utilize the information we provide to make decisions for a wide range of credit and business purposes, such as approval of loans, applications, verification of identities, account management and other related business uses. Products are developed to respond to market needs and opportunities and may include variations of products offered in the U.S. market.

Latin America

Our Latin American operation provides information solution products and services, and credit marketing products and services.  Within our Latin American operations, Brazil accounted for 51% of the Latin America’s revenue during the twelve months ended December 31, 2006. The other countries in which we operate include Argentina, Chile, El Salvador, Honduras, Peru and Uruguay.

Our information services product and services line, which includes both consumer and commercial products, is sold in each country we serve in Latin America. Our consumer products and services are the primary source of revenue in each of these countries, with the exception of Brazil. We offer a full range of consumer products, generated from consumer credit records that we maintain, including credit reporting, credit scoring, risk management, identity verification and fraud detection services. We offer our commercial products and services line in each of the Latin America countries we serve to varying degrees. Commercial products and services are the primary source of revenue in Brazil where we are a market leader. Services offered include credit reporting, decisioning tools and software, and commercial risk management services for businesses operating in these countries.

We also offer our credit marketing products and services to varying degrees in each of the Latin America countries we serve.  We provide a variety of consumer and commercial marketing products and services generated from our credit information databases, including account profitability analysis, business profile analysis, business prospect lists and database management.

Latin America customers include financial institutions, telecommunications companies, retailers, and governments. They utilize the information we provide to make decisions for a wide range of credit and business purposes, such as credit card applications, service applications, identity verification and similar business uses. In each of the countries, the majority of our customers access our products and services through a number of electronic distribution mechanisms, including direct, electronic real-time access, which facilitates instant decisions and cross-selling opportunities. We also sell our various reports and services directly via branches and mail fulfillment.

Sales and Distribution

We sell our products primarily through our direct sales force, although the sales channels used by us can and will vary by product and service depending on market and business needs. We also sell and market our products and services through indirect sales channels. In addition, we sell through direct mail and various websites, such as www.equifax.com, which is the primary distribution channel for our North America Personal Solutions products and services.

We primarily distribute our products and services to customers in all markets through electronic data interfaces. Our enabling technologies platforms are developed primarily in an ASP format to allow for ease of integration into customers’ in-house technology systems and to leverage our extensive technological system and communication network. Equifax ePORT™, one of our web-based product delivery channels, enables us to deliver services to customers via a secure Internet connection. The success of our North America Personal Solutions product line is directly linked to delivery of products to consumers through a secure Internet channel. We will continue to leverage technology to capitalize on the most efficient, secure and effective means of delivering products and services to our customers.

Product Development

Our products and services are based on proprietary technology and databases enabling customers to operate their businesses efficiently and effectively. We constantly expand our product and service offerings through internal development, partnering with third parties and through acquisitions.

Data Sources

We rely extensively on data from external sources for our proprietary and non-proprietary databases. These sources include financial or credit granting institutions, which provide loan and accounts receivable information; governmental entities, which provide public records of bankruptcies, liens and judgments; and consumers, who participate in surveys and submit warranty cards from which we gather demographic and marketing information. Many of the information solutions we provide customers rely predominately on data received from customers via contractual relationships with vendors and other commercial enterprises and from various government and public record services. In the U.S., we also rely on a contractual relationship with Computer Sciences Corporation, a division of which is a third-party affiliate, to provide us credit data for consumers residing in certain geographic areas. Outside of the U.S., governmental data sources are generally more significant to our business.

Our Direct Marketing Services products utilize information derived from proprietary databases consisting of consumer, lifestyle and demographic information. This information is acquired from third-party data compilers or is gathered from consumers voluntarily reporting information on product registration cards which they submit via paper, electronically to a third-party or via the Internet to websites maintained by us. This permission-based information is generally less regulated and restricted than the credit information that we maintain. See “Government Regulation” below. These databases provide us with the opportunity to develop new products to explore cross-selling synergies with all of our databases. Our Credit Marketing Services products utilize information derived from the credit-based consumer data that also underlies our OCIS products and services.

The databases underlying our USCIS segment include numerous generalized databases and specialized databases of varying sizes. Some of these databases are subject to regulatory or contractual restrictions regarding usage. Our databases are regularly updated by information provided by financial institutions, telecommunications companies, other trade credit providers and governments, and we are committed to enhancing, expanding and maintaining the integrity of the information contained in our proprietary databases. Our North America Personal Solutions product line relies on OCIS databases.

Government Regulation

Data and Privacy Protection in the U.S.   Our U.S. operations are subject to various federal and state laws and regulations governing the collection, protection and use of consumer credit and other information, and imposing sanctions for the misuse of such information or unauthorized access to data. Many of these provisions also affect our customers’ use of consumer credit or other data we furnish. The information underlying our North America Commercial Solutions business and Direct Marketing Services products and services is less regulated than the other portions of our business. A significant portion of the information maintained for our Direct Marketing products and services is voluntarily provided by individuals, rendering it subject to fewer restrictions on use. It is our policy, however, to treat all information with a high degree of security, reflecting our recognition of individuals’ privacy concerns.

These laws and regulations that may be applied to our business include, but are not limited to, the following:

•       The Fair Credit Reporting Act (“FCRA”), which governs among other things the reporting of information to credit reporting agencies, including Equifax; making prescreened offers of credit; the sharing of consumer report information among affiliated and unaffiliated third parties; access to credit scores; and requirements for users of consumer report information. Violation of the FCRA, or of similar state laws, can result in an award of actual damages, as well as statutory and/or punitive damages in the event of a willful violation.

•       The Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”), which amended the FCRA and requires nationwide consumer credit reporting agencies, such as us, to furnish a free annual credit file disclosure to consumers, upon request, through a centralized request facility we have established with the other nationwide credit reporting agencies. The FACT Act includes new requirements for financial institutions to develop policies and procedures to identify potential identity theft and, upon the request of a consumer, to place a fraud alert in the consumer’s credit file stating that the consumer may be the victim of identity theft or other fraud; new consumer credit report notice requirements for lenders that use consumer report information in connection with risk-based credit pricing actions; new requirements for entities that furnish information to consumer reporting agencies to implement procedures and policies regarding the accuracy and integrity of the furnished information, and regarding the correction of previously furnished information that is later determined to be inaccurate; and a new requirement for mortgage lenders to disclose credit scores to consumers. The FACT Act also prohibits a business that receives consumer information from an affiliate from using that information for marketing purposes unless the consumer is first provided a notice and an opportunity to direct the business not to use the information for such marketing purposes (“opt-out”), subject to certain exceptions.

•       The Financial Services Modernization Act of 1999, or Gramm-Leach-Bliley Act (“GLB”), which, among other things, regulates the use of non-public personal financial information of consumers that is held by financial institutions. Equifax is subject to various GLB provisions, including rules relating to the physical, administrative and technological protection of non-public personal financial information. Breach of the GLB can result in civil and/or criminal liability and sanctions by regulatory authorities, such as fines of up to $100,000 per violation and up to five years imprisonment for individuals.

•       The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which requires reasonable safeguards to prevent intentional or unintentional use or disclosure of protected health information.

•       Federal and state laws governing the use of the Internet and regulating telemarketing, including the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”), which regulates commercial email, prohibits false or misleading header information, requires that a commercial email be identified as an advertisement, and requires that commercial emails give recipients an opt-out method.

•       Fannie Mae and Freddie Mac regulations applicable to our credit reporting and mortgage services products, and the Real Estate Settlement Procedures Act and HUD’s Regulation X, which requires the disclosure of certain basic information to borrowers concerning settlement costs and prohibits the charging of unearned fees and certain “kickbacks” or other fees for referrals in connection with a residential mortgage settlement service.

We continue to monitor federal and state legislative and regulatory issues involving consumer data privacy and protection. At the federal level, Congress has held hearings and drafted or is considering various bills dealing with data security, identity theft, information brokers, credit reports, credit score access and use limitations, use of social security numbers, public records access and class action reform.

A number of states in the U.S. have passed versions of security breach notification and credit file freeze legislation. A file freeze enables identity theft victims, or in certain states recipients of data breach notices or all consumers, to place and lift a freeze on access to their credit files. A freeze also imposes differing requirements on credit reporting for how and when to respond to such requests and significant differences in the fees the agencies may charge for freeze-related actions. State legislatures are considering various other bills dealing with data security, identity theft, information brokers, credit reports, credit score access and use limitations, use of social security numbers and public records access.

International Data and Privacy Protection.   We are subject to data protection, privacy and consumer credit laws and regulations in the foreign countries where we do business.

•       In Canada, the Personal Information Protection and Electronic Documents Act (2000) applies to organizations with respect to personal information that they collect, use or disclose in the course of commercial activities. It requires compliance with the National Standard of Canada Model Code for the Protection of Personal Information, covering accountability and identifying purposes, consent, collection, use, disclosure, retention, accuracy, safeguards, individual access and compliance. The Federal Privacy Commissioner is invested with powers of investigation and intervention, and provisions of Canadian law regarding civil liability apply in the event of unlawful processing which is prejudicial to the persons concerned.

•       In Europe, we are subject to the European Union (“EU”) data protection laws, including the comprehensive EU Directive on Data Protection (1995), which imposes a number of obligations on Equifax with respect to use of personal data, and includes a prohibition on the transfer of personal information from the EU to other countries that do not provide consumers with an “adequate” level of privacy or security. The EU standard for adequacy is generally stricter and more comprehensive than that of the U.S. and most other countries. In the U.K., the Data Protection Act of 1998 regulates the manner in which we can use third-party data. Recent regulatory limitations affect our use of the Electoral Roll, one of our key data sources in the U.K. Generally, the data underlying the information and consumer products offered in the U.K. are subject to these regulations.

•       In Latin America, most countries generally are following the EU data protection model. This includes consumer data protection and privacy laws and regulations in Argentina and Chile. There are also constitutional provisions in Argentina, Brazil, Chile, Peru and certain other countries which declare the right to a judicial hearing on the use of personal data, and grant individuals the right to access and correct information in the possession of data controllers in many of those countries.

These laws and regulations have not resulted in material changes to our business practices to date, but have significantly increased our compliance costs. In the U.S., we have seen an increase in the number of notices resulting from breached third-party databases and in the number of consumers that contact us following a breach to obtain their credit files, credit scores and/or use our credit monitoring services.

Intellectual Property

We generally seek protection under federal, state and foreign laws for strategic or financially important intellectual property developed in connection with our business. Certain intellectual property, where appropriate, is protected by contracts, licenses, registrations, confidentiality or other agreements or protections. We own several patents registered in the U.S. and certain foreign countries. We also have certain registered trademarks in the U.S. and in many foreign countries. The most important of these is “Equifax” and many variations thereof. These trademarks are used in connection with most of our product lines and services. Although these patents and trademarks are important and valuable assets in the aggregate, no single patent, group of patents or trademark is critical to the success of our business. We do not hold any franchises or concessions that are material to our business or results of operations.

We license other companies to use certain data, technology and other intellectual property rights we own or control, primarily as core components of our products and services, on terms that are consistent with customary industry standards.

We are licensed by others to use certain data, technology and other intellectual property rights they own or control, none of which is material to our business except for licenses from (1) Fair Isaac Corporation, relating to certain credit-scoring algorithms and the right to sell credit scores derived from them, which licenses have varying durations and generally provide for usage-based fees; and (2) Seisint, Inc., relating to a software platform which facilitates sales for our Direct Marketing Services and Credit Marketing Services products and services, which licenses have ten-year terms beginning in 2002 and may be renewed on an annual basis thereafter.

Competition

We operate in a number of geographic, product and service markets, which are highly competitive. Our USCIS products primarily compete with the products of two global consumer credit reporting companies, Experian and TransUnion, which offer a range of consumer credit reporting products that are similar to products we offer. We believe that our products and services offer customers an advantage over those of our competitors because of the quality of our data files, which we believe to be superior in terms of depth and accuracy. Our competitive strategy is to rely on product features and quality while remaining competitive on price. Experian and The Dun & Bradstreet Corporation are the major competitors for our North America Commercial Solutions products and services, although we believe we have a unique database and product for the small business segment of that market. Our Credit Marketing Services and Direct Marketing Services products and services also compete with these companies and others who offer demographic information products and services, including Acxiom Corporation, Harte-Hanks, Inc. and infoUSA, Inc. We believe these products and services are superior and, in some cases, unique compared to those offered by our competitors at comparable prices. Our North America Personal Solutions products and services compete with similar offerings sold directly by Experian and TransUnion and also with offerings from a number of resellers of consumer credit information sold by Experian, TransUnion and us. We tailor our pricing of North America Personal Solutions products and services to the needs of the market, which can change frequently due to the dynamic nature of the consumer market. We change our pricing periodically to accommodate new product introductions or other market conditions. We also compete with Fair Isaac Corporation, Experian and TransUnion with respect to our analytical tools.

Employees

We employed approximately 4,960 employees in 14 countries as of January 31, 2007. None of our U.S. employees are subject to a collective bargaining agreement and no work stoppages have been experienced. Pursuant to local laws, our employees in Brazil, Spain and Argentina are subject to collective bargaining agreements that govern general salary and compensation matters, basic benefits and hours of work. Equifax is not a party to these agreements. We consider our employee relations to be good. Information regarding our officers is included in “Executive Officers of the Registrant” below.

Available Information

Our website is www.equifax.com. We make available on this website, free of charge, our annual reports on Form 10-K, quarterly filings on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (“SEC”). Other information contained on our website is not part of this Form 10-K or our other filings with the SEC.

Financial Information about Geographic Areas

Detailed financial information by geographic area, including revenues for the past three fiscal years from our customers in the U.S, and from customers in certain foreign countries, is set forth in Note 14 of the Notes to Consolidated Financial Statements

Executive Officers of the Registrant

The persons serving as our executive officers as of February 27, 2007, together with their ages, positions and brief summaries of their business experience, are as follows:

Name	Age	Position	Executive Officer Since
Richard F. Smith	47	Chairman and Chief Executive Officer	2005
Lee Adrean	55	Corporate Vice President and Chief Financial Officer	2006
Kent E. Mast	63	Corporate Vice President and General Counsel	2000
Coretha M. Rushing	50	Corporate Vice President and Chief Administrative Officer	2006
Paul J. Springman	61	Corporate Vice President and Chief Marketing Officer	2002
Robert J. Webb	38	Corporate Vice President and Chief Information Officer	2006
J. Dann Adams	49	President, U.S. Consumer Information Solutions	2006
Steven P. Ely	51	President, North American Personal Solutions	2007
Rodolfo O. Ploder	46	President, International	2006
Michael S. Shannon	51	President, North America Commercial Solutions	2006
Nuala M. King	53	Senior Vice President and Corporate Controller	2004

There are no family relationships among our executive officers, nor are there any arrangements or understandings between any of the officers and any other persons pursuant to which they were selected as officers.

Mr. Smith has been Chairman and Chief Executive Officer since December 15, 2005. He was named Chairman-Elect and Chief Executive Officer effective September 19, 2005 and was elected as a Director on September 22, 2005. Prior to that, Mr. Smith served as Chief Operating Officer, GE Insurance Solutions, since 2004; as President and Chief Executive Officer of GE Property and Casualty Reinsurance from 2003 to 2004; as President and Chief Executive Officer of GE Property and Casualty Reinsurance—Americas of GE Global Insurance Holdings Corp. from 2001 to 2003; and as President and Chief Executive Officer, GE Capital Fleet Services from 1995 to 2000.

Mr. Adrean joined Equifax as Corporate Vice President and Chief Financial Officer in October 2006. Prior to joining Equifax, he served as Executive Vice President and Chief Financial Officer of NDCHealth Corporation since 2004. Prior thereto, he was Executive Vice President and Chief Financial Officer of EarthLink, Inc. from 2000 until 2004.

Mr. Mast has served as General Counsel since he joined Equifax in 2000. His responsibilities include legal services, global sourcing, security and compliance, government and legislative relations, corporate governance and privacy functions.

Ms. Rushing joined Equifax in May 2006 as Corporate Vice President and Chief Administrative Officer. Prior to joining Equifax, Ms. Rushing served as an executive coach and HR Consultant with Atlanta-based Cameron Wesley LLC. Prior thereto, she was Senior Vice President of Human Resources at The Coca-Cola Company, where she was employed from 1996 until 2004.

Mr. Springman has been Chief Marketing Officer since February 2004. He joined Equifax in 1990 and has held various executive positions, most recently serving as the head of the Predictive Sciences unit from August 2002 until February 2004. Prior thereto, Mr. Springman served as Group Executive, North America Information Solutions from September 2001 until August 2002.

Mr. Webb joined Equifax in November 2004 as the Chief Technology Officer. Prior to joining Equifax, Mr. Webb was employed by General Electric Corporation from 1996 to 2004, where he held Chief Information Officer positions for GE Commercial Finance, GE Global Consumer Finance and GE Energy Services. Prior thereto, he worked as an information technology and management consultant with EDS and Andersen Consulting.

Mr. Adams assumed his current position in January 2007. He joined Equifax in 1999 and has served as Group Executive, North America Information Services from November 2003 until December 2006; Senior Vice President, Equifax North America Sales from October 2001 until October 2003; and Senior Vice President, Financial Services from February 1999 until 2001.

Mr. Ely joined Equifax in February 2004 and is President, North American Personal Solutions. He served as Group Executive, Personal Solutions from August 2005 until December 2006 when he assumed his current position. From February 2004 until August 2005, Mr. Ely was Senior Vice President of Product Management and Marketing. Prior to joining Equifax, he was Senior Vice President, Worldwide Marketing of S1 Corporation from June 2001 until September 2003, and held senior marketing and software development management positions with NetVendor, Per-Se Technologies, Dun & Bradstreet Software, Sybase and NCR Corporation prior to that.

Mr. Ploder joined Equifax in February 2004 and is President, International. Prior to that position, Mr. Ploder was Group Executive, Latin America. Before joining Equifax, he was employed by MCI where he had been Vice President, International since 1999. Before that, Mr. Ploder spent the previous 13 years in the telecommunications industry, primarily in international management positions.

Mr. Shannon assumed his current position in January 2007. Since joining Equifax in 1992, he has held various executive positions including, most recently, Group Executive, Europe from February 2002 until December 2006, and Managing Director, U.K. from July 2001 until February 2002.

Ms. King joined Equifax in March 2004 as Vice President and Corporate Controller. Prior to joining Equifax, Ms. King served as Corporate Controller for UPS Capital from

March 2001 until March 2004 and before that held various executive positions with The Coca-Cola Company.